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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in Amendment No. 3 to this registration statement on Form S-3 (File No. 33-52853) of our reports, which include explanatory paragraphs concerning (1) the Company being named as a defendant in a lawsuit filed by the Resolution Trust Corporation for which the ultimate outcome of the litigation cannot presently be determined and (2) the Company's changes in accounting methods for postemployment benefits and postretirement benefits, dated March 24, 1994, on our audits of the consolidated financial statements and financial statement schedules of Arkla, Inc. and Subsidiaries (since renamed NorAm Energy Corp. and Subsidiaries) as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992, and 1991. We also consent to the reference to our firm under the caption "Experts."



                                            /s/  COOPERS & LYBRAND L.L.P.


                                                 COOPERS & LYBRAND L.L.P.


Houston, Texas
August 12, 1994